Exhibit (c)(5)
Materials Regarding: Project Diamond Preliminary Valuation Summary September 4, 2009

Notice to Recipient Confidential “Bank of America Merrill Lynch” is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation (“Investment Banking Affiliates”), including, in the United States, Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, which are both registered broker-dealers and members of FINRA and SIPC, and, in other jurisdictions, locally registered entities. Investment products offered by Investment Banking Affiliates: Are Not FDIC Insured * May Lose Value * Are Not Bank Guaranteed. 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These policies prohibit employees from offering research coverage, a favorable research rating or a specific price target or offering to change a research rating or price target as consideration for or an inducement to obtain business or other compensation. We are required to obtain, verify and record certain information that identifies the Company, which information includes the name and address of the Company and other information that will allow us to identify the Company in accordance, as applicable, with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) and such other laws, rules and regulations as applicable within and outside the United States. We do not provide legal, compliance, tax or accounting advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by us to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. If any person uses or refers to any such tax statement in promoting, marketing or recommending a partnership or other entity, investment plan or arrangement to any taxpayer, then the statement expressed herein is being delivered to support the promotion or marketing of the transaction or matter addressed and the recipient should seek advice based on its particular circumstances from an independent tax advisor. Notwithstanding anything that may appear herein or in other materials to the contrary, the Company shall be permitted to disclose the tax treatment and tax structure of a transaction (including any materials, opinions or analyses relating to such tax treatment or tax structure, but without disclosure of identifying information or, except to the extent relating to such tax structure or tax treatment, any nonpublic commercial or financial information) on and after the earliest to occur of the date of (i) public announcement of discussions relating to such transaction, (ii) public announcement of such transaction or (iii) execution of a definitive agreement (with or without conditions) to enter into such transaction; provided, however, that if such transaction is not consummated for any reason, the provisions of this sentence shall cease to apply. Copyright 2009 Bank of America Corporation.

Project Diamond

Proposed Transaction Summary

Transaction Value ($ in millions)

	Current Price	$58.00 Offer
Equity Value	$2,913.3	$3,391.7
Plus: Restricted Stock Units	41.5	48.4
Plus: Net Value of Options	8.7	11.6
Fully Diluted Equity Value	$2,963.6	$3,451.6

Basic Shares Outstanding	58,477,067
Plus: Restricted Stock Units	833,915
Plus: Total Options	350,044
Fully Diluted Shares Outstanding	59,661,026

Implied Offer Premiums

	Value	$58.00 Offer
Current Price (9/2/09)	$49.82	16.4%
30 Days Prior Price	$46.39	25.0%
60 Days Prior Price	$39.40	47.2%
6 Month VWAP	$41.65	39.3%
12 Month VWAP	$42.96	35.0%
52 Week High / All Time High	$54.56	6.3%
IRR since IPO [1]	13.7%	15.8%
IRR for S&P 500 [1]	(0.6%)	(0.6%)

Transaction Multiples

	Value	Current Price	$58.00 Offer
2009E EPS (Street)	$3.89	12.8x	14.9x
2009E EPS (Management)	$4.38	11.4x	13.2x
2010E EPS (Street)	$3.22	15.5x	18.0x
2010E EPS (Management)	$4.59	10.8x	12.6x
6/30/09 Book Value	$51.90	0.95x	1.11x
6/30/09 Tangible Book Value	$51.05	0.97x	1.13x

Comparison to Peers


Price / 6/30/09
Book Multiple
1.20x
1.00x
0.80x
0.60x
0.40x
0.20x
0.00x
1.11x
0.95x
0.89x
$58.00 Offer
Diamond Current
Peer Composite


Price / 2009E EPS
(Mgmt) Multiple
16.0x
12.0x
8.0x
4.0x
0.0x
13.2x
11.4x
6.8x
$58.00 Offer
Diamond Current
Peer Composite

Source: Company filings.
(1) Calculated as IRR of price change plus dividends from June 13, 2001 to September 2, 2009.

1

Bank of America Merrill Lynch

Project Diamond Diamond Stock Price Performance Historical Stock Price (3 Years) $55.00 $49.82 $50.00 $45.00 $40.00 $35.00 $30.00 $25.00 9/2/06 4/9/07 11/14/07 6/20/08 1/25/09 9/2/09 Indexed Price Performance (3 Years) 180% +63.4% 160% 140% 120% 100% (1.6%) 80% 60% 9/2/06 4/9/07 11/14/07 6/20/08 1/25/09 9/2/09 Diamond Reinsurance Peers (1) IRR since Diamond IPO(2) 18.0% 15.8% 15.0% 13.7% 12.2% 12.0% 9.0% 6.0% 5.3% 3.0% 3.0% 0.0% (0.6%) -3.0% (3.1%) -6.0% TRH S&P 500 RE PRE RNR Diamond Diamond Current @ $58.00 Source: FactSet, Bloomberg. As of September 2, 2009. (1) Reinsurance Peers include: RE, ACGL, AXS, PRE, TRH, AHL, AWH, MXGL, ENH, PTP, GLRE, RNR, VR, IPCR, MRH and FSR. (2) Calculated as IRR of price change plus dividends from June 13, 2001 to September 2, 2009.

Project Diamond Summary of Comparative Price Performance 2009 YTD Change GLRE 40.8% TRH 19.9% MXGL 13.6% AWH 12.1% ENH 10.7% S&P 500 10.1% RE 9.2% FSR 7.7% AHL 5.0% IPCR 4.7% RNR 2.7% PRE 1.7% AXS 0.6% PTP (3.2%) Diamond (3.8%) VR (5.0%) MRH (5.5%) ACGL (8.4%) (25.0%) (12.5%) 0.0% 12.5% 25.0% 37.5% 50.0% Source: FactSet. As of September 2, 2009. 2008 Change Diamond 41.1% IPCR 3.6% PTP 1.5% VR 0.7% ACGL (0.4%) MRH (1.3%) PRE (13.6%) RNR (14.4%) AHL (15.9%) AWH (19.1%) RE (24.2%) AXS (25.3%) ENH (26.8%) FSR (29.7%) MXGL (36.8%) GLRE (37.5%) S&P 500 (38.5%) TRH (44.9%) (75.0%) (50.0%) (25.0%) 0.0% 25.0% 50.0%

Project Diamond Historical Diamond Trading Analysis Volume Traded in Various Price Ranges Last Twelve Months Total Volume (‘000): 68,600 shares (427% of O/S Shares) 25% 22% 22% 20% 15% 14% 11% 10% 8% 7% 5% 4% 5% 2% 3% 1% 0% 0% $32 — $34 — $36 — $38 — $40 — $42 — $44 — $46 — $48 — $50 — $52 - $54 — $34$ 36 $38 $40 $42 $44 $46 $48 $50 $52 $54 $56 Last Six Months Total Volume (‘000): 32,080 shares (200% of O/S Shares) 30% 26% 25% 20% 18% 15% 14% 12% 10% 7% 6% 4% 5% 3% 3% 2% 1% 1% 1% 0% 1% 0% $36 — $37 — $38 — $39 — $40 — $41 — $42 — $43 — $44 — $45 — $46 — $47 — $48 — $49 — $50 — $37$ 38 $39 $40 $41 $42 $43 $44 $45 $46 $47 $48 $49 $50 $51 Cumulative Volume Traded 120% Weighted Average Price: $42.96 100% 100% 96% 100% 91% 83% 80% 70% 72% 63% 60% 40% 40% 19% 20% 5% 1% 0% $32 - $34 — $36 — $38 — $40 — $42 — $44 — $46 — $48 — $50 — $52 — $54 — $34$ 36 $38 $40 $42 $44 $46 $48 $50 $52 $54 $56 Source: FactSet. As of September 2, 2009. 120% Weighted Average Price: $41.65 96% 99% 100% 100% 87% 87% 93% 93% 78% 81% 85% 80% 71% 60% 45% 40% 27% 20% 13% 1% 0% $36 — $37 — $38 — $39 — $40 — $41 — $42 — $43 — $44 - $45 — $46 — $47 — $48 — $49 — $50 — $37$ 38 $39 $40 $41 $42 $43 $44 $45 $46 $47 $48 $49 $50 $51

Project Diamond Historical Valuation Summary Price / Trailing Book Value Average Price / Book Value YTD Since Current 2009 1 Year 3 Years 5 Years Diamond IPO Diamond 0.95x 0.99x 1.00x 1.16x 1.10x 1.13x Diversified (1) 0.91x 0.89x 0.88x 1.12x 1.19x 1.27x Property Focused (2) 0.87x 0.86x 0.85x 1.03x 1.19x 1.35x Reinsurance Composite 0.89x 0.91x 0.91x 0.91x 0.91x 0.91x Source: FactSet, SNL. (1) Diversified peers include RE, AXS, ACGL, TRH, PRE, MXGL, AWH, ENH, AHL, PTP and GLRE. (2) Property Focused peers include RNR, MRH, VR, IPCR, and FSR.

Project Diamond Comparative Operating Performance – Combined Ratios Diversified Reinsurance Property Focused Reinsurance 175% 300% 175% 252% 150% 150% 140% 124% 125% 125% 111% 110% 101% 104% 100% 101% 100% 96% 97% 100% 92% 96% 74% 84% 84% 73% 75% 75% 77% 79% 78% 74% 75% 70% 60% 60% 56% 50% 50% 56% 50% 49% 34% 35% 33% 25% 25% 0% 0% 2002 2003 2004 2005 2006 2007 2008 2009 2002 2003 2004 2005 2006 2007 2008 2009 YTD YTD Median 91.6% 90.0% 94.3% 115.9% 85.0% 83.6% 94.6% 89.5% Median 91.6% 90.0% 94.3% 115.9% 85.0% 83.6% 94.6% 67.6% Diamond 99.7% 97.1% 97.2% 117.6% 94.4% 95.5% 101.2% 96.5% Source: Company filings. Note: Diversified insurers include RE, ACGL, AXS, PRE, TRH, AHL, AWH, MXGL, ENH, PTP, GLRE and Diamond. Property focused include RNR, VR, IPCR, MRH and FSR.

Project Diamond Comparative Operating Performance – ROE Diversified Reinsurance Property Focused Reinsurance 60.0% 60.0% 40.0% 40.0% 37.6% 31.5% 28.1% 29.4% 29.3% 27.1% 27.4% 25.3% 21.3% 19.9% 21.3% 19.5% 20.0% 20.0% 15.3% 13.2% 13.3% 12.3% 13.1% 17.1% 16.6% 15.2% 15.5% 14.5% 13.7% 10.4% 9.4% 7.9% 7.6% 7.7% 6.3% 0.0% 0.0% 5.2% 1.7% (1.0%) (14.1%) (11.9%) (20.0%) (20.0%) (22.2%) (40.0%) (40.0%) (60.0%) (60.0%) (55.8%) 2002 2003 2004 2005 2006 2007 2008 2009 Average 2002 2003 2004 2005 2006 2007 2008 2009 Average YTD YTD Median 8.7% 16.5% 13.9% (7.8%) 21.2% 21.0% 10.7% 16.8% 12.6% Median 16.9% 27.5% 8.3% (37.1%) 21.1% 17.8% 9.0% 17.1% 10.1% Diamond 8.5% 7.9% 8.5% (11.0%) 15.2% 10.4% 3.5% 10.4% 6.7% Source: Company filings. Note: Diversified insurers include RE, ACGL, AXS, PRE, TRH, AHL, AWH, MXGL, ENH, PTP, and Diamond. Property focused include RNR, VR, IPCR, MRH and FSR. GLRE excluded because no disclosed realized gains / losses.

Project Diamond Comparative Operating Performance – Growth in Book Value/Share Diversified Reinsurance Property Focused Reinsurance 60.0% 60.0% 47.8% 40.2% 40.0% 40.0% 38.6% 32.6% 31.8% 32.4% 30.8% 31.5% 27.9% 23.4% 24.2% 20.0% 17.9% 20.0% 21.2% 14.3% 19.2% 15.6% 16.8% 16.4% 14.4% 12.9% 7.8% 8.6% 6.3% 6.1% 5.0% (1.7%) 0.0% 0.0% 1.9% (18.8%) (20.0%) (20.0%) (18.3%) (20.2%) (33.6%) (40.0%) (40.0%) (60.0%) (60.0%) (57.9%) 2002 2003 2004 2005 2006 2007 2008 2009 2002 2003 2004 2005 2006 2007 2008 2009 YTD YTD Median 14.3% 21.6% 16.1% (8.6%) 23.7% 23.1% (5.8%) 12.6% Median 20.4% 32.3% 6.1% (26.3%) 23.1% 18.0% (10.2%) 10.9% Diamond 30.8% 32.1% 16.1% (7.9%) 25.2% 31.8% 23.4% 14.4% Source: Company filings. Note: Diversified insurers include RE, ACGL, AXS, PRE, TRH, AHL, AWH, MXGL, ENH, PTP, GLRE and Diamond. Property focused include RNR, VR, IPCR, MRH and FSR.

Project Diamond
Publicly Traded Reinsurance Comparables

Company	9/2/09 Price	% of 52 Wk. High	Market Cap. ($mm) [1]	Price/ Operating EPS 2009E	Price/ Operating EPS 2010E	ROAE 2009E	ROAE 2010E	Dividend Yield	6/30/09 Book Value	6/30/09 Price/ Book	6/30/09 (D+P)/ Cap.
Everest Re	$83.11	87%	$5,057	7.5x	7.1x	12.3%	11.2%	2.3%	$91.13	0.91x	15.5%
AXIS	29.30	81	4,171	6.8	6.6	15.0	13.3	2.7	32.02	0.92	18.5
PartnerRe	72.48	94	4,106	7.0	7.4	14.3	11.6	2.6	75.27	0.96	19.4
Arch Capital	64.20	80	3,916	6.8	6.8	16.6	13.6	0.0	60.76	1.06	16.4
RenaissanceRe	52.95	93	3,300	6.2	6.8	17.4	12.1	1.8	55.40	0.96	24.2
Transatlantic	48.04	68	3,189	7.3	7.2	12.5	11.0	1.7	53.47	0.90	16.4
Allied World	45.51	98	2,254	5.4	6.0	17.3	13.7	1.6	50.32	0.90	16.7
Aspen	25.46	79	2,114	6.8	6.9	12.3	10.6	2.4	31.54	0.81	18.7
Endurance	33.79	94	1,929	5.8	6.3	16.0	12.5	3.0	39.97	0.85	21.9
Validus	24.85	93	1,900	5.2	5.1	18.0	15.7	3.2	28.26	0.88	12.4
IPC Holdings	31.31	95	1,756	6.9	6.5	12.6	11.8	2.8	35.84	0.87	0.0
Platinum Re	34.92	90	1,729	6.2	6.5	14.4	12.0	0.9	39.44	0.89	11.3
Montpelier Re	15.86	88	1,370	7.6	7.5	11.9	10.4	1.9	18.49	0.86	17.2
Max Capital	20.11	65	1,138	7.3	6.4	11.9	11.9	2.0	24.09	0.83	12.6
FlagstoneRe	10.52	79	893	5.7	5.0	13.4	12.0	1.5	15.40	0.68	16.2
Greenlight Capital	18.29	79	549	3.9	5.4	23.6	13.2	0.0	16.94	1.08	0.0
Mean		**85%**		**6.4x**	**6.5x**	**15.0%**	**12.3%**	**1.9%**		**0.90x**	**14.8%**
Median		**88**		**6.8**	**6.5**	**14.3**	**12.0**	**1.9**		**0.89**	**16.4**
Diamond (Street)	**$49.82**	**91%**	**$2,913**	**12.8x**	**15.5x**	**7.8%**	**5.8%**	**0.6%**	**$51.90**	**0.95x**	**15.6%**
Diamond (Mgmt.)				**11.4**	**10.8**	**8.8**	**8.0**				
Diamond (Mgmt. Adj.)[2]				**9.8**	**9.4**	**10.1**	**9.4**				

Source: SNL, FactSet, Company filings.
(1) Based on basic shares outstanding.
(2) Management earnings normalized to provide an effective pre-tax yield of 4.5% on average invested assets.

9

Bank of America Merrill Lynch

Project Diamond Minority Buy-In Premium Analysis (U.S. Targets with > 50% Ownership Pre-Transaction) – Last 5 Years Annc Close Equity Value Percent Premium Paid Over Annc Close Equity Value Percent Premium Paid Over Date Date Buyer Name Seller Name ($mm) Acquired 1 Day 5 Day 30 Day Date Date Buyer Name Seller Name ($mm) Acquired 1 Day 5 Day 30 Day 8/11/09 Pending TPG Capital LP Armstrong World Industries $156 12.0% 11% 15% 77% 2/6/06 5/16/06 Lafarge SA Lafarge North America 2,870 46.8% 33% 34% 57% 7/29/09 Pending Overseas Shipholding OSG America LP 56 46.7% 10% 22% 20% 1/19/06 1/19/06 Nestle SA Dreyer’s Grand Ice Cream 2,595 33.0% 0% 0% 1% 6/29/09 Pending The First American First Advantage Corp. 218 26.0% 10% 25% 25% 12/13/05 11/1/06 Societe Virbac SA Virbac Corp. 51 39.7% 57% 53% 44% 3/25/09 6/5/09 The Hearst Corp. Hearst-Argyle Television 76 18.0% 115% 150% 13% 10/10/05 1/6/06 ev3, Inc. Micro Therapeutics 114 29.8% 33% 41% 34% 3/23/09 5/29/09 Cox Enterprises, Inc. Cox Radio, Inc. 82 21.6% 45% 48% (11%) 9/27/05 12/13/05 Vector Group Ltd. New Valley LLC 102 42.3% 45% 44% 45% 10/21/08 Pending BGH GP Holdings Buckeye GP Holdings 188 38.8% 23% 18% 0% 9/1/05 11/9/05 Seven & I Holdings 7-Eleven, Inc. 1,182 22.7% 32% 31% 14% 8/12/08 9/29/08 Mitsubishi UFJ Financial UnionBanCal Corp. 3,513 34.6% 26% 29% 82% 7/8/05 3/22/06 V&S Vin & Sprit AB Todhunter International 58 36.4% 12% 9% 104% 7/21/08 3/26/09 Roche Holding AG Genentech, Inc. 44,291 44.3% 16% 26% 29% 3/4/05 5/16/05 Vishay Intertechnology Siliconix, Inc. 199 19.6% 17% 19% 12% 3/10/08 1/2/09 Nationwide Mutual Nationwide Financial 2,471 33.7% 38% 29% 32% 2/21/05 7/21/05 Novartis AG Eon Labs, Inc. 889 32.3% 11% 8% 14% 10/23/07 5/9/08 Waste Industries Waste Industries USA, Inc. 264 49.0% 33% 41% 28% 1/27/05 4/20/05 Danisco A/S Genencor International 184 16.0% 24% 22% 21% 7/17/07 4/15/08 Alfa Mutual Alfa Corp. 821 46.1% 45% 45% 31% 1/18/05 6/15/05 Liberty Media Intl UnitedGlobalCom 3,770 47.0% (2%) 2% 8% 2/22/07 9/28/07 American Financial Great American Financial 222 19.0% 13% 15% 9% 1/10/05 3/21/05 News Corp. Fox Entertainment Group 6,055 40.9% 11% 11% 17% 1/24/07 9/27/07 AIG 21st Century Insurance Grp 760 39.3% 35% 31% 28% 9/13/04 10/13/04 Rogers Communications AT&T Wireless Services 1,359 34.0% (2%) (4%) (6%) 11/20/06 4/20/07 Toronto-Dominion Bank TD Banknorth, Inc. 3,176 43.0% 7% 8% 11% Summary Statistics: 10/9/06 6/22/07 Nielsen (Valcon) NetRatings, Inc. 296 39.5% 44% 45% 45% All Deals — 5 years (31) Mean 26% 29% 26% Median 23% 25% 20% 3/21/06 5/25/06 Erie Indemnity Co Erie Family Life Insurance 75 24.9% 7% 14% 13% FIG Deals (7) Mean 24% 24% 29% 3/17/06 7/26/06 William Lyon Homes William Lyon Homes 241 25.5% 44% 51% 8% Median 26% 29% 28% 3/13/06 9/29/06 Lukoil Holdings OAO Chaparral Resources 89 40.0% 9% 10% 13% Source: Factset Mergerstat. Note: Screen includes public completed or pending transactions with an equity value of greater than $50mm where the acquiror owns 50% or more of the target prior to announcing the transaction. Premiums based on 1, 5 and 30 trading days. Bold denotes FIG transaction.

Project Diamond

Summary of Partner Re/Paris Re Transaction

Transaction Values

($ in millions, except per share data)

	Ann Date (7/6/09)
Proposed stock exchange ratio	**0.3000**
PRE share price	$64.60
Implied stock consideration	$19.38
Cash component (Pre-close Dividend)	3.85
Total consideration per share of PRI	**$23.23**
Stock consideration	$1,562.4
Cash consideration	310.4
Plus: Non-vested restricted stock units	31.0
Plus: Net impact of options	6.0
Plus: Net impact of warrants	53.6
Fully diluted value ($mm)	**$1,963.5**

Transaction Multiples – Paris Re (PRI)

	PRI Values	Ann Date (7/6/09)
2009E EPS (Street)	$2.32	10.0x
2010E EPS (Street)	$2.42	9.6x
12/31/08 Book Value (Diluted)	$26.49	0.88x
12/31/08 Tangible Book (Diluted)	$23.74	0.98x
3/31/09 Book Value (Diluted)	$24.95	0.93x
3/31/09 Tangible Book (Diluted)	$22.59	1.03x

Implied Offer Premiums (1)

	PRI	Ann Date (7/6/09)
7/3/09 (day prior)	$17.18	35.2%
30 Day average	$17.24	34.7%
60 Day average	$17.88	29.9%
90 Day average	$18.44	26.0%
IPO Price (7/12/07)	$27.03	(14.1%)

Multiples – PartnerRe (PRE)

	PRE Values	Ann Date (7/6/09)
2009E EPS (Street)	$9.64	6.7x
2010E EPS (Street)	$9.64	6.7x
12/31/08 Book Value (Diluted)	$63.95	1.01x
12/31/08 Tangible Book (Diluted)	$56.48	1.14x
3/31/09 Book Value (Diluted)	$65.55	0.99x
3/31/09 Tangible Book (Diluted)	$58.07	1.11x

(1) Based on 7/3/09 Euro/USD exchange rate of 1.3971.

11

Bank of America Merrill Lynch

Project Diamond Preliminary Diamond Valuation Summary Equity Value per Diluted Share – As of 9/2/09 Based on a preliminary review of financial projections provided by management Reference Points Valuation $80.00 Offer $70.00 Price: $58.00 $63.82 $63.39 $60.00 $56.00 $54.56 $54.29 $53.77 $51.90 $58.83 $50.00 $52.87 $49.94 $40.69 $45.00 $44.12 $44.35 $40.00 $35.05 $31.15 $30.00 Current $31.55 $30.51 Price: $26.29 $49.82 $20.00 $23.36 $10.00 Last 52 Weeks Research Analyst Price / Book Value Price / 09E Earnings Price / 09E Earnings Price / 09E Earnings 1 Day Prior 30 Days Prior Management Management Trading Value Price Targets (Street) (Mgmt) (Mgmt Adj)(2) Estimates Estimates (Full capital gains) (No capital gains) Public Comparables Minority Buy-in Premiums Discounted Cash Flow Analysis(1) Metrics / High: $54.56 $45.00 — $56.00 6/30/09 BVPS 2009E Earnings 2009E Earnings 2009E Earnings Premium to Premium to Discount rate: Discount rate: Methodology / Low: $31.55 of $51.90 of $3.89 (Street) of $4.38 (Mgmt) of $5.09 (Mgmt Adj) price of $49.86 price of $43.43 10% – 12% 10% – 12% Multiples 0.85x – 1.00x 6.0x – 8.0x 6.0x – 8.0x 6.0x – 8.0x ± 5% vs. 5 yr median ± 5% vs. 5 yr median Terminal value: Terminal value: premium of 23% premium of 20% 1.00x — 1.20x BV 1.00x — 1.20x BV (1) Based on illustrative financial projections. (2) Management earnings normalized to provide an effective pre-tax yield of 4.5% on average invested assets.